                                 EX-99.B11(d)

                        Consent of Price Waterhouse LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Financial Highlights" in the Prospectus of The Victory Financial Reserve Fund constituting part of this Post-Effective Amendment No. 26 to the Registration Statement of The Victory Portfolios on Form N-1A.

Price Waterhouse LLP
Boston, Massachusetts
December 19, 1995